                                                                   EXHIBIT 99.03

                            BROADBASE SOFTWARE, INC.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to Broadbase's acquisitions of Rubric, Inc. in February 2000, Panopticon, Inc. in September 2000, and Servicesoft, Inc. in December 2000. The acquisitions of Rubric, Panopticon and Servicesoft were recorded using the purchase method of accounting for business combinations. The following pro forma statements reflect these acquisitions using the purchase method of accounting for business combinations and include the pro forma adjustments described in the accompanying notes.

     The pro forma combined condensed balance sheet as of September 30, 2000 combines Broadbase's and Servicesoft's consolidated balance sheets as of September 30, 2000 as if the acquisitions had been consummated on that date. Because Broadbase's acquisition of Rubric was completed on February 1, 2000 and the Panopticon acquisition was completed on September 15, 2000, the effects of these transactions are already reflected in Broadbase's consolidated balance sheet at September 30, 2000.

     The pro forma combined condensed statements of operations of Broadbase for the year ended December 31, 1999 and the nine months ended September 30, 2000 assume that the acquisitions of Rubric, Panopticon and Servicesoft took place on January 1, 1999.

     Broadbase's, Rubric's and Panopticon's results, included in the pro forma combined condensed statements of operations for the year ended December 31, 1999 are derived from their respective audited financial statements for the year then ended. Broadbase's and Panopticon's results included in the pro forma combined condensed balance sheet as of September 30, 2000 and pro forma combined condensed statements of operations for the nine months ended September 30, 2000 are derived from their respective September 30, 2000 unaudited consolidated financial statements.

     Servicesoft's results included in the pro forma combined condensed statements of operations for the year ended December 31, 1999 are derived from Servicesoft's unaudited pro forma combined financial statements included elsewhere in this document. These unaudited pro forma combined financial statements give effect to Servicesoft's acquisitions of Balisoft Technologies Inc. and Internet Business Advantages, Inc. as if they had been completed on January 1, 1999. These acquisitions by Servicesoft were recorded using the purchase method of accounting. Servicesoft's condensed financial information as of and for the nine months ended September 30, 2000 included in the pro forma financial statements is derived from Servicesoft's unaudited consolidated financial statements, which are included elsewhere in this document.

     The unaudited condensed consolidated financial information of Broadbase, Rubric, Panopticon and Servicesoft has been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of management, includes all adjustments necessary for a fair presentation of the financial information for such interim periods.

     The unaudited pro forma combined condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisitions had been consummated as of the date indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based on the information available at the date of this document and are subject to change based upon final purchase price allocations.

                            BROADBASE SOFTWARE, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)


                                                                                                    PRO FORMA
                                                                                                    BROADBASE
                                                                                  PRO FORMA           AND
                                                    BROADBASE     SERVICESOFT    ADJUSTMENTS       SERVICESOFT
                                                   -----------    -----------    -----------       -----------
ASSETS
Current assets:
  Cash and cash equivalents ...................... $   138,861    $     4,727    $        --       $   143,588
  Restricted cash ................................          --            446             --               446
  Short-term investments .........................      71,367             --             --            71,367
  Accounts receivable, net .......................      14,154          5,946             --            20,100
  Prepaid expenses and other current assets ......       5,608          1,196             --             6,804
                                                   -----------    -----------    -----------       -----------
        Total current assets .....................     229,990         12,315             --           242,305
  Property and equipment, net ....................      10,459          6,892             --            17,351
  Restricted cash ................................       2,473             --             --             2,473
  Goodwill and purchased
    intangibles and other assets .................     429,379         12,407        608,287(A)      1,050,073
                                                   -----------    -----------    -----------       -----------
                                                   $   672,301    $    31,614    $   608,287       $ 1,312,202
                                                   ===========    ===========    ===========       ===========
LIABILITIES & STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
  Accounts payable ............................... $     3,335    $     2,975    $        --       $     6,310
  Accrued liabilities ............................      16,566          4,789         12,552(B)         33,907
  Current portion of bank line of credit,
    notes payable and capital lease obligations...         294            361             --               655
  Deferred revenue ...............................      11,036          7,231         (4,457)(C)        13,810
                                                   -----------    -----------    -----------       -----------
        Total current liabilities ................      31,231         15,356          8,095            54,682
  Bank line of credit, notes payable and
    capital lease obligations, net of
    current portion ..............................         444            479             --               923
  Other liabilities ..............................          --             78             --                78
  Redeemable convertible preferred stock .........          --         88,898        (88,898)(D)            --
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock ...................................          50             50            (21)(E)            79
  Additional paid-in capital .....................     825,687         49,319        594,310(E)      1,469,316
  Accumulated other comprehensive loss ...........        (206)          (208)           208(H)           (206)
  Deferred stock compensation ....................     (37,289)       (14,012)          (229)(F)       (51,530)
  Notes receivable from stockholders .............        (450)          (547)            --              (997)
  Accumulated deficit ............................    (147,166)      (107,799)        94,822(G)       (160,143)
                                                   -----------    -----------    -----------       -----------
        Total stockholders' equity (deficit) .....     640,626        (73,197)       689,090         1,256,519
                                                   -----------    -----------    -----------       -----------
                                                   $   672,301    $    31,614    $   608,287       $ 1,312,202
                                                   ===========    ===========    ===========       ===========

                            BROADBASE SOFTWARE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                                                  PRO FORMA
                                                BROADBASE        RUBRIC         PANOPTICON       ADJUSTMENTS
                                              ------------     ------------     ------------     ------------
 Revenues:
  Product license ........................... $      7,689     $      1,868     $         --     $         --
  Professional services .....................        1,611            1,254               --               --
  Maintenance ...............................        1,142              308               --               --
                                              ------------     ------------     ------------     ------------
      Total revenues ........................       10,442            3,430               --               --
                                              ------------     ------------     ------------     ------------
 Cost of revenues:
  Product license ...........................        1,437              278               --               --
  Professional services .....................        1,931            1,843               --               --
  Maintenance ...............................          679              246               --               --
  Amortization of core and developed
    technology ..............................           --               --               --            1,722(I)
                                              ------------     ------------     ------------     ------------
      Total cost of revenues ................        4,047            2,367               --            1,722
                                              ------------     ------------     ------------     ------------
    Gross profit ............................        6,395            1,063               --           (1,722)
                                              ------------     ------------     ------------     ------------
 Operating expenses:
  Sales and marketing .......................       15,092            7,677              141               --
  Research and development ..................        6,024            5,940              181               --
  General and administrative ................        2,011            9,256              328               --
  Amortization of goodwill and purchased
    intangibles .............................           --               --               --           89,870(L)
  Stock-based compensation ..................        6,403               --               --            3,463(J)
  Merger expenses ...........................        1,000               --               --               --
                                              ------------     ------------     ------------     ------------
      Total operating expenses ..............       30,530           22,873              650           93,333
                                              ------------     ------------     ------------     ------------
    Operating loss ..........................      (24,135)         (21,810)            (650)         (95,055)
 Other income (loss) net ....................          565             (216)             (18)              --
                                              ------------     ------------     ------------     ------------
      Net loss ..............................      (23,570)         (22,026)            (668)         (95,055)
 Accretion and deemed dividend on
  preferred stock ...........................           --               --               --               --
                                              ------------     ------------     ------------     ------------
      Net loss attributable to common
        stockholders ........................ $    (23,570)    $    (22,026)    $       (668)    $    (95,055)
                                              ============     ============     ============     ============
      Basic and diluted net loss per share .. $      (1.87)    $      (5.75)    $      (0.37)
                                              ============     ============     ============
      Shares used in computing basic and
        diluted net loss per share ..........       12,592            3,832            1,819            2,993
                                              ============     ============     ============     ============

                                                                PRO FORMA
                                                PRO FORMA      SERVICESOFT                           PRO FORMA
                                                BROADBASE       (INCLUDING                            BROADBASE,
                                               RUBRIC, AND      BALISOFT         PRO FORMA       RUBRIC, PANOPTICON,
                                                PANOPTICON       AND IBA)       ADJUSTMENTS       AND SERVICESOFT
                                              ------------     ------------     ------------    -------------------
 Revenues:
  Product license ........................... $      9,557     $      4,210     $         --        $     13,767
  Professional services .....................        2,865            5,311               --               8,176
  Maintenance ...............................        1,450              958               --               2,408
                                              ------------     ------------     ------------        ------------
      Total revenues ........................       13,872           10,479               --              24,351
                                              ------------     ------------     ------------        ------------
 Cost of revenues:
  Product license ...........................        1,715              406               --               2,121
  Professional services .....................        3,774            6,551               --              10,325
  Maintenance ...............................          925              599               --               1,524
  Amortization of core and developed
    technology ..............................        1,722               --            1,870(I)            3,592
                                              ------------     ------------     ------------        ------------
      Total cost of revenues ................        8,136            7,556            1,870              17,562
                                              ------------     ------------     ------------        ------------
    Gross profit ............................        5,736            2,923           (1,870)              6,789
                                              ------------     ------------     ------------        ------------
 Operating expenses:
  Sales and marketing .......................       22,910           15,119               --              38,029
  Research and development ..................       12,145            4,420               --              16,565
  General and administrative ................       11,595            7,606               --              19,201
  Amortization of goodwill and purchased
    intangibles .............................       89,870            6,757          117,668(L)          214,295
  Stock-based compensation ..................        9,866            1,900            7,417(K)           19,183
  Merger expenses ...........................        1,000               --               --               1,000
                                              ------------     ------------     ------------        ------------
      Total operating expenses ..............      147,386           35,802          125,085             308,273
                                              ------------     ------------     ------------        ------------
    Operating loss ..........................     (141,650)         (32,879)        (126,955)           (301,484)
 Other income (loss) net ....................          331              605               --                 936
                                              ------------     ------------     ------------        ------------
      Net loss ..............................     (141,319)         (32,274)        (126,955)           (300,548)
 Accretion and deemed dividend on
  preferred stock ...........................           --           (2,797)           2,797(M)               --
                                              ------------     ------------     ------------        ------------
      Net loss attributable to common
        stockholders ........................ $   (141,319)    $    (35,071)    $   (124,158)       $   (300,548)
                                              ============     ============     ============        ============
      Basic and diluted net loss per share... $      (6.65)    $      (9.38)                        $      (5.96)
                                              ============     ============                         ============
      Shares used in computing basic and
        diluted net loss per share ...........      21,236            3,738           25,424              50,398
                                              ============     ============     ============        ============

                            BROADBASE SOFTWARE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                          PRO FORMA
                                                                                                          BROADBASE,
                                                                                       PRO FORMA          RUBRIC AND
                                        BROADBASE       RUBRIC(1)     PANOPTICON(2)    ADJUSTMENTS        PANOPTICON
                                       -----------     -----------    -------------    -----------        -----------
 Revenue:
   Product license ................    $    22,169     $        25     $        --     $        --        $    22,194
   Professional services ..........          6,039             215              --              --              6,254
   Maintenance ....................          2,806              46              --              --              2,852
                                       -----------     -----------     -----------     -----------        -----------
     Total revenue ................         31,014             286              --              --             31,300
                                       -----------     -----------     -----------     -----------        -----------
 Cost of revenues:
   Product license ................          2,775               5              --              --              2,780
   Professional services ..........          8,633             349              --              --              8,982
   Maintenance ....................          1,184              44              --              --              1,228
   Amortization of core and
     developed technology .........          1,058              --              --              23(I)           1,081
                                       -----------     -----------     -----------     -----------        -----------
     Total cost of revenue ........         13,650             398              --              23             14,071
                                       -----------     -----------     -----------     -----------        -----------
     Gross profit .................         17,364            (112)             --             (23)            17,229
                                       -----------     -----------     -----------     -----------        -----------
 Operating expenses:
   Sales and marketing ............         24,989           1,065             396              --             26,450
   Research and development .......         11,118           1,088           1,856              --             14,062
   General and administrative .....          4,249             839             701              --              5,789
   In-process research and
     development ..................         12,900              --              --              --             12,900
   Amortization of goodwill and
     purchased intangibles ........         49,039              --              --          18,364(L)          67,403
   Stock-based compensation .......         13,437              --              --           1,350(J)          14,787
   Merger expenses ................         16,328           4,471              --          (4,471)(N)         16,328
                                       -----------     -----------     -----------     -----------        -----------
     Total operating expenses .....        132,060           7,463           2,953          15,243            157,719
                                       -----------     -----------     -----------     -----------        -----------
   Operating loss .................       (114,696)         (7,575)         (2,953)        (15,266)          (140,490)
 Other income, net ................          9,202             (79)           (328)             --              8,795
                                       -----------     -----------     -----------     -----------        -----------
     Net loss .....................       (105,494)         (7,654)         (3,281)        (15,266)          (131,695)
                                       -----------     -----------     -----------     -----------        -----------
 Accretion and deemed
   dividend on preferred stock ....             --              --            (519)            519(M)              --
                                       -----------     -----------     -----------     -----------        -----------
 Net loss attributable to
   common stockholders ............    $  (105,494)    $    (7,654)    $    (3,800)    $   (14,747)       $  (131,695)
                                       ===========     ===========     ===========     ===========        ===========
 Basic and diluted per share ......    $     (2.37)    $     (1.41)    $     (0.80)                       $     (2.96)
                                       ===========     ===========     ===========                        ===========
 Shares used in computing
   basic and diluted net loss
   per share ......................         44,483           5,410           4,775         (10,185)            44,483
                                       ===========     ===========     ===========     ===========        ===========


                                                                              PRO FORMA
                                                                               BROADBASE,
                                                                                RUBRIC,
                                                         PRO FORMA             PANOPTICON
                                       SERVICESOFT      ADJUSTMENTS         AND SERVICESOFT
                                       -----------     --------------       ---------------
 Revenue:
   Product license ................    $     8,243     $           --        $       30,437
   Professional services ..........          8,051                 --                14,305
   Maintenance ....................          2,177                 --                 5,029
                                       -----------     --------------        --------------
     Total revenue ................         18,471                 --                49,771
                                       -----------     --------------        --------------
 Cost of revenues:
   Product license ................            605                 --                 3,385
   Professional services ..........         10,532                 --                19,514
   Maintenance ....................          1,385                 --                 2,613
   Amortization of core and
     developed technology .........             --                875(I)              1,956
                                       -----------     --------------        --------------
     Total cost of revenue ........         12,522                875                27,468
                                       -----------     --------------        --------------
     Gross profit .................          5,949               (875)               22,303
                                       -----------     --------------        --------------
 Operating expenses:
   Sales and marketing ............         23,524                 --                49,974
   Research and development .......          6,094                 --                20,156
   General and administrative .....          8,150                 --                13,939
   In-process research and
     development ..................             --                 --                12,900
   Amortization of goodwill
     and purchased intangibles ....          5,003             88,316(L)            160,722
   Stock-based compensation .......          8,244              2,892(K)             25,923
   Merger expenses ................             --                 --                16,328
                                       -----------     --------------        --------------
     Total operating expenses .....         51,015             91,208               299,942
                                       -----------     --------------        --------------
   Operating loss .................        (45,066)           (92,083)             (277,639)
 Other income, net ................            602                 --                 9,397
                                       -----------     --------------        --------------
     Net loss .....................        (44,464)           (92,083)             (268,242)
                                       -----------     --------------        --------------
 Accretion and deemed
   dividend on preferred stock ....        (22,512)            22,512(M)                 --
                                       -----------     --------------        --------------
 Net loss attributable to
   common stockholders ............    $   (66,976)    $      (69,571)       $     (268,242)
                                       ===========     ==============        ==============
 Basic and diluted per share ......    $    (16.21)                          $        (3.64)
                                       ===========                           ==============
 Shares used in computing
   basic and diluted net loss
   per share ......................          4,133             25,029                73,645
                                       ===========     ==============        ==============


---------

(1) Broadbase's acquisition of Rubric was completed on February 1, 2000; therefore Rubric's historical operating results included in this pro forma presentation are for the month ended January 31, 2000 only.
(2) Broadbase's acquisition of Panopticon was completed on September 15, 2000; therefore Panopticon's historical operating results included in this pro forma presentation are for the period January 1, 2000 through September 15, 2000 only.

                                  NOTES TO THE
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

RUBRIC ACQUISITION

     Below is a table of the acquisition consideration, purchase price allocation and annual amortization of the intangible assets and goodwill acquired in Broadbase's acquisition of Rubric (in thousands):


                                                                                                  ANNUAL
                                                                              AMORTIZATION     AMORTIZATION
                                                                                  LIFE        OF INTANGIBLES
                                                                              ------------    ---------------
         Acquisition consideration:
           Value of securities issued:
              Common stock ..............................    $    301,694
              Stock options and warrants ................          61,260
           Acquisition costs ............................           8,740
                                                             ------------
                   Total acquisition consideration ......    $    371,694
                                                             ============
         Purchase price allocation:
           Tangible net assets (liabilities) acquired ...    $       (126)
           Intangible assets acquired:
              Developed technology ......................             282        1 year       $           282
              In-process research and development .......          10,058
              Core technology ...........................           6,523       5 years                 1,305
              Assembled workforce .......................           1,738       3 years                   579
              Tradename .................................             773       5 years                   155
              OEM distribution contract .................           2,027       4 years                   507
              Goodwill ..................................         350,419       5 years                70,083
                                                             ------------
                   Total ................................    $    371,694
                                                             ============


     Broadbase issued 5,984,192 shares of its common stock, valued at $50.42 per share, the average market price per share of Broadbase common stock in a range of seven trading days before and after December 9, 1999, the announcement date of the acquisition. In addition, Broadbase issued options and warrants to purchase 1,216,000 shares of its common stock in exchange for all options and warrants to purchase shares of Rubric common stock. The value of the options and warrants issued by Broadbase was determined by estimating their fair value as of December 9, 1999 using the Black-Scholes option pricing model with the following weighted average assumptions:

     -    risk free interest rate of 5.0%;

     -    dividend yield of 0.0%;

     -    expected life of 0.5 years for vested options and warrants;

     -    expected life of 3.4 years for unvested options and warrants; and

     - volatility factor for the expected market price of Broadbase common stock of 0.60.

     Tangible assets of Rubric acquired principally included cash and cash equivalents, accounts receivable, fixed assets, and other assets. Liabilities of Rubric assumed principally included accounts payable, accrued liabilities, capital lease obligations, and long-term debt.

     To determine the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the developed technology, existing and future markets, and assessments of the stage of the technology's life cycle. The analysis resulted in a valuation for developed technology that had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight-line basis over one year.

     The value allocated to projects identified as in-process research and development of the Rubric eMA product release version 3.0 and 4.0 was charged to expense in February 2000 immediately following the completion of the Rubric acquisition. This write-off was necessary because the acquired in-process research and development had not yet reached technological feasibility and had no future alternative uses, and the related products under development may not have achieved commercial viability. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

     The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to the products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were then discounted back to their net present value. The projected net cash flows from the project were based on management's estimates of revenues and operating profits related to the projects.

     To determine the revenue attributable to the in-process technology, consideration was also given to the contribution of the existing technology which will be utilized in the development of the in-process technology, referred to as "core technology." The value allocated to the core technology was determined by assigning a "leverage factor" of 25% to the estimated projected net cash flows related to the products under development after analysis of both the effort and work completed as well as the expected value of the in-process technology. The projected net cash flows attributable to core technology using the leverage factor were then discounted back to their net present value. The core technology is being amortized over its estimated useful life of five years.

     The value allocated to the assembled workforce is attributable to the Rubric workforce in place after the acquisition, which eliminated the need to hire new replacement employees. The value was determined by estimating the cost involved in assembling a new workforce, including costs of salaries, benefits, training and recruiting. The value of the assembled workforce is being amortized on a straight-line basis over three years.

     The value of the Rubric tradename was determined by considering, among other factors, the assumption that in lieu of ownership of the tradename, a third party would be willing to pay a royalty in order to exploit the related benefits of such tradename. Estimated royalties to be received over the next four years were then discounted to their present value using an appropriate rate of return. The value of tradename is being amortized on a straight-line basis over five years.

     The value of the OEM distribution contract was determined by computing the present value of the estimated net cash flows to be generated over three years, the remaining life of the agreement at the time the Rubric acquisition closed. This asset is being amortized on a straight-line basis over three years.

     Goodwill was determined based on the residual difference between the amount of consideration paid and the values assigned to identifiable tangible and intangible assets. The goodwill is being amortized on a straight-line basis over five years.

     A charge for in-process research and development of $10.1 million attributable to the completed purchase of Rubric on February 1, 2000, has been excluded from the pro forma combined condensed statement of operations for the year ended December 31, 1999 because it is non-recurring, but has been included in the pro forma combined condensed balance sheet at September 30, 2000 and the pro forma combined condensed statement of operations for the nine months ended September 30, 2000 because Broadbase recorded this amount in its historical financial statements upon close of the transaction.

     Costs of integrating the operations of Broadbase and Rubric and other merger-related costs of $13.7 million are included in the pro forma combined condensed statement of operations for the nine months ended September 30, 2000 because these costs were incurred and recorded by Broadbase during the period. However, these charges have not been included in the pro forma combined condensed statement of operations for the year ended December 31, 1999 because at the time of the merger they represented costs which would affect future operations and did not qualify as liabilities in connection with a purchase business combination under EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

PANOPTICON ACQUISITION

     Below is a table of the acquisition consideration, purchase price allocation and annual amortization of the intangible assets and goodwill acquired in Broadbase's acquisition of Panopticon (in thousands):


                                                                                                         ANNUAL
                                                                                    AMORTIZATION       AMORTIZATION
                                                                                        LIFE          OF INTANGIBLES
                                                                                   ---------------    ---------------
               Acquisition consideration:
                 Value of securities issued:
                    Common stock ...............................    $   85,353
                    Stock options and warrants .................        15,876
                 Acquisition costs .............................           900
                                                                    ----------
                         Total acquisition consideration .......    $  102,129
                                                                    ----------
               Purchase price allocation:
                 Tangible net assets (liabilities) acquired ....    $     (271)
                 Intangible assets acquired:
                    In-process research and development ........         2,843
                    Core technology ............................           679         5 years                    136
                    Assembled workforce ........................           573         3 years                    191
                    Patent applications ........................           176         3 years                     59
                    Goodwill ...................................        91,480         5 years                 18,296
                 Deferred Compensation .........................         6,649       0-4 years                  3,463
                                                                    ----------
                         Total .................................    $  102,129
                                                                    ==========


     Broadbase issued 2,659,808 shares of its common stock, valued at $32.09 per share, the average market price per share of Broadbase common stock in a range of seven trading days before and after the announcement date (July 7, 2000) of the acquisition. In addition, Broadbase issued options and warrants to purchase 534,824 shares of its common stock in exchange for all options and warrants to purchase shares of Panopticon common stock. The value of the options and warrants issued by Broadbase was determined by estimating their fair value as of July 7, 2000 using the Black-Scholes option pricing model with the following weighted average assumptions:

     -    risk free interest rate of 5.90% to 5.97%.

     -    dividend yield of 0.0%.

     -    expected life of 0.5 years for vested options.

     -    expected life of 2.9 to 3.5 years for unvested options and warrants.

     - volatility factor for the expected market price of Broadbase common stock of 0.60.

     Tangible assets of Panopticon acquired principally included cash and cash equivalents and other assets. Liabilities of Panopticon assumed principally included accrued liabilities and short-term debt.

     The value allocated to projects identified as in-process research and development of the Panopticon eMerchandising engine product release version 2.0 was charged to expense during the third quarter of 2000 upon the close of the merger. This write-off was necessary because the acquired in-process research and development had not yet reached technological feasibility and had no future alternative uses, and the related products under development may not have achieved commercial viability. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products could be produced to meet their design specifications, including functions, features and technical performance requirements.

     The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to the products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were then discounted back to their net present value. The projected net cash flows from the project were based on management's estimates of revenues and operating profits related to the projects.

     To determine the revenue attributable to the in-process technology, consideration was also given to the contribution of the existing technology which will be utilized in the development of the in-process technology, referred to as "core technology." The value allocated to the core technology was determined by assigning a "leverage factor" of 15% to the estimated projected net cash flows related to the products under development after analysis of both the effort and work completed as well as the expected value of the in-process technology. The projected net cash flows attributable to core technology using the leverage factor were then discounted back to their net present value. The core technology is being amortized over its estimated useful life of five years.

     The value allocated to the assembled workforce is attributable to the Panopticon workforce in place after the acquisition, which eliminated the need to hire new replacement employees. The value was determined by estimating the cost involved in assembling a new workforce including costs of salaries, benefits, training and recruiting. The value of the assembled workforce is being amortized on a straight-line basis over three years.

     The value allocated to the patent application was determined by considering, among other factors, the assumption that in lieu of ownership of the patent applications, a third party would be willing to pay a royalty in order to exploit the related benefits of such patent applications. Estimated royalties to be received over the next four years were then discounted to their present value using an appropriate rate of return. This asset is being amortized on a straight-line basis over three years.

     Deferred compensation represents a portion of the estimated intrinsic value of unvested Panopticon stock options assumed by Broadbase in the merger agreement to the extent that employee service is required after the closing date of the acquisition in order to vest. In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25. The interpretation, which is effective as of July 1, 2000, requires that the intrinsic value of assumed unvested options be recorded as compensation expense subsequent to the merger over the remaining term of the option's vesting period, whereas options assumed from mergers and acquisitions prior to July 2000 resulted in no compensation charges but were included in Broadbase's allocation of purchase price consideration as a component of goodwill. Broadbase is amortizing the value assigned to deferred compensation on a graded vesting method over the remaining vesting period of each option of up to three and one-half years.

     Goodwill was determined based on the residual difference between the amount of consideration to be paid and the values assigned to identifiable tangible and intangible assets. The goodwill is being amortized on a straight-line basis over five years.

     A charge for in-process research and development attributable to the purchase of Panopticon of $2.8 million has been included in accumulated deficit in the pro forma combined condensed balance sheet, but has been excluded from the pro forma combined condensed statements of operations because the charge is non-recurring.

SERVICESOFT ACQUISITION

     Below is a table of the estimated acquisition consideration, purchase price allocation and annual amortization of the intangible assets and goodwill that will be acquired in Broadbase's proposed acquisition of Servicesoft (in thousands):


                                                                                                               ANNUAL
                                                                                         AMORTIZATION       AMORTIZATION
                                                                                             LIFE          OF INTANGIBLES
                                                                                        ---------------    ---------------
              Estimated acquisition consideration:
                Estimated value of securities to be issued:
                   Common stock ......................................    $  546,797
                   Stock options and warrants ........................        96,861
                Acquisition costs ....................................        12,552
                                                                          ----------
                        Total estimated acquisition consideration ....    $  656,210
                                                                          ==========
              Purchase price allocation:
                Tangible net assets acquired .........................    $    8,504
                Intangible assets acquired:
                   Developed technology ..............................           704        1 year         $           704
                   In-process research and development ...............        12,977
                   Core technology ...................................         5,831        5 years                  1,166
                   Assembled workforce ...............................         7,157        3 years                  2,386
                   Tradename .........................................           845        5 years                    169
                   Customer base .....................................         2,267        2 years                  1,134
                   Goodwill ..........................................       603,684        5 years                120,737
                Deferred Compensation ................................        14,241      0-4 years                  7,417
                                                                          ----------
                        Total ........................................    $  656,210
                                                                          ==========


     Broadbase anticipates issuing approximately 29,162,495 shares of its common stock, valued at $18.75 per share, the average market price per share of Broadbase common stock in a range of seven trading days before and after September 18, 2000, the announcement date of the acquisition. In addition, Broadbase anticipates issuing approximately 6,430,254 options and warrants to purchase shares of its common stock in exchange for all options and warrants to purchase shares of Servicesoft common stock. The value of the options and warrants to be issued by Broadbase was determined by estimating their fair value as of September 18, 2000 using the Black-Scholes option pricing model with the following weighted average assumptions:

     -    risk free interest rate of 6.02% to 6.17%;

     -    dividend yield of 0.0%;

     -    expected life of 0.5 years for vested options;

     -    expected life of 3 to 4 years for unvested options and warrants; and

     - volatility factor for the expected market price of Broadbase common stock of 0.60.

     Tangible assets of Servicesoft principally include cash and cash equivalents, accounts receivable, fixed assets and other assets. Liabilities of Servicesoft that would be assumed by Broadbase principally include accounts payable, accrued liabilities and capital lease obligations.

     To determine the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the developed technology, existing and future markets, and assessments of the stage of the technology's life cycle. The analysis resulted in a valuation for developed technology that had reached technological feasibility and therefore was capitalizable. The developed technology will be amortized on a straight-line basis over one year.

     The value allocated to projects identified as in-process research and development of the next generation of Servicesoft's product suite will be charged to expense by Broadbase immediately following the completion of the Servicesoft acquisition, but has not been reflected in the Broadbase proforma combined condensed statements of operations as it is non-recurring in nature. This write-off will be necessary because the acquired in-process research and development has not yet reached technological feasibility and has no future alternative uses, and the related products under development may not achieve commercial viability. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

     The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to the products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were then discounted back to their net present value. The projected net cash flows from the projects were based on management's estimates of revenues and operating profits related to the projects.

     To determine the revenue attributable to the in-process technology, consideration was also given to the contribution of the existing technology which will be utilized in the development of the in-process technology, referred to as "core technology." The value allocated to the core technology was determined by assigning a "leverage factor" of 25% to the estimated projected net cash flows related to the products under development after analysis of both the effort and work completed as well as the expected value of the in-process technology. The projected net cash flows attributable to core technology using the leverage factor were then discounted back to their net present value. The core technology will be amortized on a straight-line basis over its estimated useful life of five years.

     The value allocated to the assembled workforce is attributable to the Servicesoft workforce in place after the acquisition which would eliminate the need to hire new replacement employees. The value was determined by estimating the cost involved in assembling a new workforce including costs of salaries, benefits, training and recruiting. The value of the assembled workforce will be amortized on a straight-line basis over three years.

     The value of the Servicesoft tradename was determined by considering, among other factors, the assumption that in lieu of ownership of a tradename, a third party would be willing to pay a royalty in order to exploit the related benefits of such tradename. Estimated royalties to be received over the next four years were then discounted to their present value using an appropriate rate of return. The value assigned to the tradename will be amortized on a straight-line basis over five years.

     The value of Servicesoft's customer base was determined by computing the present value of the estimated net cash flows to be generated from payment of maintenance fees and service contracts from Servicesoft's existing customer base. The value of this customer basis will be amortized on a straight-line basis over two years.

     Deferred compensation represents a portion of the estimated intrinsic value of unvested Servicesoft stock options assumed by Broadbase in the merger agreement to the extent that employee service is required after the closing date of the merger in order for the options to vest. In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB No.
25. The interpretation, which became effective as of July 1, 2000, requires that the intrinsic value of assumed unvested stock options be recorded as compensation expense subsequent to the merger over the remaining term of the option's vesting period, whereas options assumed from mergers and acquisitions prior to July 2000 resulted in no compensation charges but were included in Broadbase's allocation of purchase price consideration as a component of goodwill. Broadbase will amortize the value assigned to deferred compensation on a graded vesting method over the remaining vesting period of each option of up to four years.

     Goodwill is determined based on the residual difference between the amount of consideration to be paid and the values assigned to identifiable tangible and intangible assets. The goodwill will be amortized on a straight-line basis over five years.

     A charge for in-process research and development attributable to the purchase of Servicesoft of $13.0 million has been included in accumulated deficit in the pro forma combined condensed balance sheet, but has been excluded from the pro forma combined condensed statements of operations because the charge is non-recurring.

PRO FORMA NET LOSS PER SHARE

     Pro forma basic and diluted net loss per share are based on the weighted average number of shares of Broadbase common stock outstanding during the period and the number of shares of Broadbase common stock issued or to be issued in connection with the acquisitions of Rubric, Panopticon and Servicesoft. The following options have not been included in the computation of pro forma diluted net loss per share because their effect would be antidilutive.


                                                                                                   AS OF              AS OF
                                                                                                DECEMBER 31,       SEPTEMBER 30,
            POTENTIAL COMMON SECURITIES                                                             1999               2000
            ---------------------------                                                        ---------------    ---------------
                                                                                               (IN THOUSANDS)     (IN THOUSANDS)
            Broadbase options outstanding .................................................              6,390             15,882
            Options and warrants issued in connection with the Rubric acquisition .........              1,216                 --
            Options and warrants issued in connection with the Panopticon acquisition .....                535                 --
            Options and warrants to be issued in connection with the
              Servicesoft acquisition .....................................................              6,430              6,430
                                                                                               ---------------    ---------------
                                                                                                        14,571             22,312


PRO FORMA ADJUSTMENTS

     The adjustments to the unaudited pro forma combined condensed balance sheet as of September 30, 2000 and to the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 are as follows:

          (A) To record goodwill and other intangibles resulting from Broadbase's acquisition of Servicesoft and to eliminate Servicesoft's pre-existing intangible assets ($12.2 million).

          (B) To record the estimated direct acquisition costs to be incurred in connection with Broadbase's acquisition of Servicesoft.

          (C) To reduce Servicesoft's deferred software, consulting, and maintenance revenue to the present value of estimated costs Broadbase will incur to fulfill Servicesoft's obligations related to such deferred revenue.

          (D) To eliminate Servicesoft's outstanding redeemable convertible preferred stock.

          (E) To eliminate the outstanding common stock of Servicesoft ($50,000 par; $49.3 million additional paid-in capital) and to reflect the issuance of shares of Broadbase's common stock and options and warrants to purchase Broadbase common stock in connection with the acquisition of Servicesoft ($29,000 par; $643.6 million additional paid-in capital).

          (F) To eliminate the pre-existing deferred stock compensation balances of Servicesoft ($14.0 million) and to record deferred stock compensation equal to the intrinsic value of unvested options to purchase shares of Broadbase common stock to be issued to Servicesoft ($14.2 million) option holders in exchange for options to purchase common stock of Servicesoft.

          (G) To eliminate Servicesoft's accumulated deficit through September 30, 2000 and to record $13.0 million for in-process research and development charges incurred by Broadbase in connection with the acquisition of Servicesoft.

          (H) To eliminate Servicesoft's other comprehensive loss.

          (I) To record amortization of core and developed technology acquired from Rubric, Panopticon, and Servicesoft.

          (J) To record stock-based compensation expense for the amortization of the intrinsic value of unvested options to purchase Broadbase common stock issued to Panopticon option holders in exchange for options to purchase Panopticon's common stock ($3.5 million for the year ended December 31, 1999 and $1.4 million for the nine months ended September 30, 2000).

          (K) To record stock-based compensation expense for the amortization of the intrinsic value of unvested options to purchase Broadbase common stock issued to Servicesoft option holders in exchange for options to purchase common stock of Servicesoft ($7.4 million for the year ended December 31, 1999 and $2.9 million for the nine months ended September 30, 2000).

          (L) To reflect amortization of goodwill and other intangible assets recorded in connection with the acquisitions of Rubric, Panopticon, and Servicesoft.

          (M) To eliminate accretion on Panopticon's Series A Preferred Stock and Servicesoft's redeemable convertible preferred stock.

          (N) To eliminate expense relating to Rubric's investment banking fees which were paid by Broadbase as direct costs of the merger transaction and therefore included in the total purchase price consideration allocated to the fair value of the net tangible and intangible assets acquired from Rubric.